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                                                                   EXHIBIT 23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
RMI.NET, Inc.
Denver, Colorado

         We hereby consent to the incorporation by reference in this Registration Statement of RMI.NET, Inc., Form S-8, of our report included in Form 10-K, dated February 27, 1998, with respect to the balance sheet of RMI.NET, Inc. as of December 31, 1997, and the related statements of income, stockholders' equity (deficit), and cash flows for each of the two years then ended. We also consent to the reference of us under the heading "Experts" in such registration statement.


                                    /s/ BAIRD, KURTZ & DOBSON


Denver, Colorado
February 11, 2000